UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 27, 2022 (December 21, 2022)
WILLSCOT MOBILE MINI HOLDINGS CORP.
(Exact name of registrant as specified in its charter)

Delaware	001-37552	82-3430194
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
4646 E Van Buren St., Suite 400
Phoenix, Arizona 85008

(Address, including zip code, of principal executive offices)

(480) 894-6311
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	WSC	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of         1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement
 As previously disclosed, on December 13, 2022, Mobile Mini, Inc. (“Mobile Mini”), an indirect subsidiary of WillScot Mobile Mini Holdings Corp. (the “Company”), entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) with Algeco UK Holdings Limited, a private limited company incorporated in England and Wales (“Buyer”), pursuant to which Buyer will acquire (the “Transaction”) all of the issued and outstanding equity interests of Mobile Mini UK Holdings Limited (“Mobile Mini UK”), an indirect subsidiary of the Company which operates the Company’s UK Storage segment. The sale price for Mobile Mini UK will be paid in cash based on a total enterprise value of approximately £335 million, subject to certain adjustments.

On December 21, 2022, Williams Scotsman, Inc., a subsidiary of the Company, executed a currency exchange transaction with Deutsche Bank AG, London Branch by entering into a contingent forward contract to sell £330 million upon the closing of the Transaction at a price ranging from 1.20550 to 1.20440 British pounds sterling to U.S. dollar depending upon the date the Transaction closes. This contingent forward contract, which expires on September 11, 2023, mitigates the foreign currency risk of the U.S. dollar relative to the British pound sterling prior to the closing of the Transaction. If the sale transaction does not close by September 11, 2023, the Company would bear no economic risk related to the contingent forward contract. As announced previously, management expects the sale transaction to close in the first quarter of 2023. This contract is not expected to qualify for hedge accounting and will be revalued at fair value at each reporting period with unrealized gains and losses reflected in our results of operations. Upon the closing of the Transaction, the Company will realize a gain or loss on this contingent forward contract based on the market value of the contract.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Exhibit Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

WillScot Mobile Mini Holdings Corp.

Dated: December 27, 2022	By:	/s/ Hezron Timothy Lopez
Name: Hezron Timothy Lopez
Title: Executive Vice President, Chief Legal & Compliance Officer & ESG